Exhibit 99.1

Edgewell Personal Care 1350 Timberlake Manor Parkway St. Louis, MO 63017

FOR IMMEDIATE RELEASE

Company Contact
July 22, 2015	Chris Gough
Vice President,
Investor Relations
203-944-5706

EDGEWELL PERSONAL CARE COMPANY TO WEBCAST A DISCUSSION OF THIRD QUARTER FISCAL 2015 RESULTS ON AUGUST 5, 2015

St. Louis, Missouri, July 22, 2015 – Edgewell Personal Care Company [NYSE: EPC], will report its financial results for the third quarter of Fiscal Year 2015 before the market opens on August 5, 2015. Edgewell will discuss its results during an investor conference call that will be webcast on August 5, 2015, beginning at 10:00 a.m. eastern time. The call will be hosted by Chief Executive Officer David Hatfield and Chief Financial Officer Sandy Sheldon.

All interested parties may access a live webcast of this conference call at www.edgewell.com, under “Investors,” and “Webcasts and Presentations” tabs or by using the following link:

http://ir.edgewell.com/phoenix.zhtml?c=254077&p=irol-calendar

For those unable to participate during the live webcast, a replay will be available on www.edgewell.com, under “Investors,” “Webcasts and Presentations,” and “Audio Archives” tabs.

About Edgewell Personal Care:

Edgewell Personal Care manufactures and markets a diversified range of personal care products in the wet shave, skin care, feminine care and infant care categories with well-established brand names such as Schick® and Wilkinson Sword® men’s and women’s shaving systems and disposable razors; Edge® and Skintimate® shave preparations; Playtex®, Stayfree®, Carefree® and o.b.® feminine care products; Banana Boat® and Hawaiian Tropic® sun care products; Playtex® infant feeding, Diaper Genie® and gloves; and Wet Ones® moist wipes.

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